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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in the post effective amendment 1 to Registration Statement on Form SB-2 dated June 26, 2000 of our report dated September 8, 1999, relating to the financial statements of Sea Shell Galleries, Inc. as of August 31, 1999 and to the reference to our firm under the caption " EXPERTS " in the registration statement.




                            James E. Scheifley & Associates, P.C.
                             Certified Public Accountants


June 26, 2000
Denver, Colorado